UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 30, 2023

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Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMS	New York Stock Exchange
Redeemable warrants to acquire Class A common stock	DMS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously disclosed, on March 30, 2023, Digital Media Solutions, Inc. (the “Company”) acquired certain assets comprising the HomeQuote.io home services marketplace from G.D.M. Group Holding Limited, a company organized under the laws of Cyprus (“ClickDealer Cyprus”), ClickDealer Asia Pte., Ltd., a company organized in Singapore (“ClickDealer Singapore”), GDMgroup Asia Limited, a company organized in Hong Kong (“ClickDealer HongKong”) and ClickDealer Europe BV, a company organized in the Netherlands (“ClickDealer Netherlands”, and collectively with ClickDealer Cyprus, ClickDealer Singapore, ClickDealer Hong Kong, and any other related entity “ClickDealer”). The Company paid cash consideration of $35 million upon closing of the transaction. The transaction also includes up to $10 million in contingent consideration, subject to the achievement of certain milestones, to be paid two years after the acquisition date, subject to the operation of the acquired assets reaching certain milestone. The contingent consideration may be paid in cash or the Company’s Class A Common Stock, to be mutually agreed by DMS and the applicable recipients.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)

On March 30, 2023, the Company received notice from the New York Stock Exchange (the "NYSE") indicating that the Company is not in compliance with Rule 802.01C of the NYSE’s Listed Company Manual (“Rule 802.01C”) because the average closing price of the Company's Class A common stock was less than $1.00 over a consecutive 30 trading-day period.

Under Rule 802.01C, the Company has a period of six months from receipt of the notice to regain compliance with the NYSE minimum stock price listing requirement. The Company has notified the NYSE of its intent to cure the stock price deficiency and return to compliance with the NYSE continued listing standards. The Company intends to consider available alternatives if the Company does not otherwise regain compliance during the cure period, including but not limited to a reverse stock split. Any such reverse stock split would be subject to board and stockholder approval.

The notice does not result in the immediate delisting of the Company's common stock from the NYSE. The Company's common stock will continue to be listed and trade on the NYSE during this cure period, subject to the Company's compliance with other NYSE continued listing standards.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report. The Company intends to file such financial statements by amendment to this Current Report not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report. The Company intends to file such pro forma financial information by amendment to this Current Report not later than 71 calendar days after the date this Current Report is required to be filed.

(d)Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated March 6, 2023 by and among Digital Media Solutions, Inc., the Sellers and the other parties thereto (incorporated by reference to Exhibit 2.1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on March 10, 2023).
99.1	Press release dated April 5, 2023.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2023

Digital Media Solutions, Inc.

/s/ Richard Rodick
Name:	Richard Rodick
Title:	Chief Financial Officer